UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

UNITIL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

New Hampshire	1-8858	02-0381573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West
Hampton, New Hampshire		03842-1720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (603) 772-0775

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UTL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

1.	Amendment No. 4 to Purchase and Sale Agreement.

As previously reported, on May 6, 2025, Unitil Corporation, a New Hampshire corporation (“Unitil” or the “Company”), entered into a Purchase and Sale Agreement (as amended, the “Purchase Agreement”) by and between the Company and Aquarion Water Authority, a public corporation and political subdivision of the state of Connecticut (“AWA” or “Seller”), and, solely with respect to Section 9.25 and Section 9.26 thereof, South Central Connecticut Regional Water Authority (“RWA”). Pursuant to the Purchase Agreement, the Company agreed to acquire all of the issued and outstanding shares of common stock of Aquarion Water Company of Massachusetts, Inc. (“AWC-MA”), Aquarion Water Company of New Hampshire, Inc. (“AWC-NH”), and Abenaki Water Co., Inc. (“Abenaki”) from Seller. The Company summarized the material terms and conditions of the Purchase Agreement in a Current Report on Form 8-K dated May 6, 2025.

As previously reported, on January 23, 2026, February 23, 2026 and May 25, 2026, the Company, Seller and RWA entered into amendments to the Purchase Agreement that, among other things, amended the definition of “Termination Date” in Section 8.1(d) of the Purchase Agreement by ultimately replacing the Purchase Agreement’s initial reference to “January 23, 2026” with a reference to “June 30, 2026”. Except as specifically modified and amended by those amendments, the Purchase Agreement remained unchanged. The Company summarized the material terms and conditions of each amendment in Current Reports on Form 8-K dated January 23, 2026, February 23, 2026 and May 25, 2026.

On June 30, 2026, the Company entered into an Amendment No. 4 to Purchase and Sale Agreement (“Amendment No. 4”) by and between the Company, Seller and RWA. Amendment No. 4, among other things, further amended the Purchase Agreement by limiting the entities that the Company would purchase from Seller under the Purchase Agreement to AWC-NH and Abenaki. Except as specifically modified and amended by Amendment No. 4, the Purchase Agreement remained unchanged.

Neither the Company nor any of its controlled affiliates has any material relationship with Seller or RWA, other than with respect to the Purchase Agreement and the amendments thereto (including Amendment No. 4) and the Operating and Transition Services Agreement (as defined below).

The foregoing summary of Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 4 attached hereto as Exhibit 2.1.

Amendment No. 4 has been included to provide investors with information regarding its terms. Amendment No. 4 is not intended to provide any factual information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in Amendment No. 4 were made only for purposes of Amendment No. 4 and as of specific dates and were solely for the benefit of the parties to Amendment No. 4. Moreover, the representations and warranties contained in Amendment No. 4 generally were made for the purpose of allocating contractual risk among the parties to Amendment No. 4 instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to Amendment No. 4 that differ from those applicable to investors. Investors are not third-party beneficiaries under Amendment No. 4 and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in Amendment No. 4 may change after the date of Amendment No. 4, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

2.	Amended and Restated Credit Agreement

On June 30, 2026, Unitil Corporation (“Unitil”) entered into an Amended and Restated Credit Agreement dated as of June 30, 2026 among the following parties (the “Credit Agreement”): Unitil; The Bank of Nova Scotia, as agent; and The Bank of Nova Scotia, as lender (the “Lender”).

The Credit Agreement has a borrowing limit of $86.0 million with respect to the Tranche A Loan thereunder (which relates to the Company’s acquisition of Maine Natural Gas Corporation) and $50.0 million with respect to the Tranche B Loan thereunder (which relates to the Company’s acquisition of AWC-NH and Abenaki). Subject to certain notice requirements, Unitil may irrevocably reduce or terminate the unutilized portion of the commitments under the Credit Agreement at any time without penalty.

Unitil may borrow and receive delayed draw term loans on a senior unsecured basis under the Credit Agreement until October 31, 2026 with respect to the Tranche A Loan and June 30, 2027 with respect to the Tranche B Loan. The Credit Agreement terminates on June 30, 2027 and all amounts outstanding under the Tranche A Loan are due and payable on October 31, 2026 and under the Tranche B Loan are due and payable on June 30, 2027. Unitil may prepay amounts outstanding under the Credit Agreement at any time without premium or penalty, other than breakage costs. Unitil must prepay amounts outstanding under the Credit Agreement at any time under certain circumstances, including (i) from the net proceeds of issuance of debt other than certain permitted debt, (ii) from the net proceeds of issuance of equity other than certain permitted equity, (iii) subject to a minimum threshold of $25 million and other exceptions, from the net proceeds of asset sale and casualty insurance policies and (iv) from the net proceeds of certain indemnification, damages and working capital adjustment rights related to the acquisition of Maine Natural Gas Corporation and the acquisitions of AWC-NH and Abenaki.

The Credit Agreement generally provides Unitil with the ability to elect that borrowings bear interest:

(i)

at a rate per annum equal to (a) the forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited and published on the applicable Reuters screen page two business days prior to the commencement of a one-month interest period, plus (b) 0.1000%, plus (c) a margin of 1.25%; and

(ii)

at a daily fluctuating rate equal to (a) the highest of (I) the federal funds effective rate of the Federal Reserve Bank of New York plus 0.50%, (II) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its “prime rate,” and (III) Term SOFR plus 0.10% plus 1.00%, plus (b) a margin of 0.25%.

“SOFR” means the secured overnight financing rate as administered by the Federal Reserve Bank of New York.

Unitil generally may borrow under the Credit Agreement to finance its acquisition of Maine Natural Gas Corporation, its acquisitions of AWC-NH and Abenaki, and for general corporate purposes. On October 31, 2025, Unitil borrowed $86.0 million to partially finance its acquisition of Maine Natural Gas Corporation. On June 30, 2026, Unitil borrowed $42.7 million to finance its acquisitions of AWC-NH and Abenaki.

The Credit Agreement contains customary terms and conditions for credit facilities of this type, including affirmative and negative covenants. There are restrictions on, among other things, Unitil’s and its subsidiaries’ ability to incur liens or incur indebtedness, restrictions on making investments, paying dividends and other distributions, providing guarantees and restrictions on Unitil’s ability to merge or consolidate with another entity or change its line of business. The affirmative and negative covenants under the Credit Agreement apply to Unitil until the Credit Agreement terminates and all amounts borrowed under the Credit Agreement are paid in full. The only financial covenant in the Credit Agreement provides that Unitil’s Funded Debt to Capitalization (as each term is defined in the Credit Agreement) cannot exceed 65% tested on a quarterly basis.

The events of default under the Credit Agreement include, but are not limited to, the following: (1) failure to pay outstanding principal or interest; (2) failure of representations or warranties to be correct, in any material respect; (3) failure to perform negative covenants and certain affirmative covenants; (4) failure to perform any other covenants or agreement, if the failure is not remedied within 30 days; (5) a cross-default with other debt in certain circumstances; (6) a change of control; (7) certain judgments against Unitil and/or its subsidiaries in excess of $25 million; (8) certain defaults on obligations under the Employee Retirement Income Security Act; or (9) certain bankruptcy-related or insolvency-related events. Such events of default could result in the acceleration of all obligations and the termination of the right to borrow additional funds under the Credit Agreement; however, upon the entry of an order for relief under the United States Bankruptcy Code, the obligations would be automatically accelerated and the right to borrow would be automatically terminated.

Neither Unitil nor any of its controlled affiliates has any material relationship with The Bank of Nova Scotia, other than with respect to (i) the Credit Agreement, (ii) the debt commitment letter dated May 6, 2025 between Unitil and The Bank of Nova Scotia relating to the acquisition of AWC-MA, AWC-NH, and Abenaki, (iii) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of AWC-MA, AWC-NH, and Abenaki, (iv) the debt commitment letter dated March 31, 2025 between the Company and The Bank of Nova Scotia relating to the acquisition of Maine Natural Gas Corporation, a Maine corporation, (vi) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Maine Natural Gas Corporation, (v) the debt commitment letter dated July 8, 2024 between the Company and The Bank of Nova Scotia relating to the acquisition of Bangor Natural Gas Company, a Maine corporation, (vi) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Bangor Natural Gas Company, and (vii) other customary banking and investment banking relationships.

The foregoing summary of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement attached as Exhibit 4.1 to this Form 8-K.

The Credit Agreement has been included to provide investors with information regarding its terms. The Credit Agreement is not intended to provide any factual information about Unitil or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and are subject to limitations agreed upon by the parties to the Credit Agreement, including being qualified by information in confidential disclosure schedules delivered by the parties to the Credit Agreement in connection with the execution of the Credit Agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties contained in the Credit Agreement. Moreover, the representations and warranties contained in the Credit Agreement generally were made for the purpose of allocating contractual risk among the parties to the Credit Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Credit Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Unitil or any of its subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Credit Agreement may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in Unitil’s public disclosures.

3.	Operating and Transition Services Agreement

In connection with Unitil’s acquisition of AWC-NH and Abenaki, on June 30, 2026, the Company entered into an Operating and Transition Services Agreement (the “Operating and Transition Services Agreement”) dated June 30, 2026 between Unitil, AWA, and Eversource Energy, a Massachusetts voluntary association (“Eversource”).

Pursuant to the Operating and Transition Services Agreement, AWA and certain of its affiliates will provide AWC-NH and Abenaki with certain services, for up to 60 months, in order to continue the operation and maintenance of AWC-NH and Abenaki substantially consistent with past practices until AWA and Unitil have accomplished the transition of functions that were performed by AWA (or its affiliates) prior to the closing of Unitil’s acquisition of AWC-NH and Abenaki. Unitil will pay AWA a monthly payment to reimburse AWA (or its affiliates) for the actual cost of provision of such services plus a margin of 5%, subject to limitation.

In addition, pursuant to the Operating and Transition Services Agreement, AWA and certain of its affiliates will provide AWC-MA with certain services, for up to 60 months, in order to continue the operation and maintenance of AWC-MA substantially consistent with past practices. Eversource, which retains ownership of AWC-MA, will pay AWA a monthly payment to reimburse AWA (or its affiliates) for the actual cost of provision of such services plus a margin of 5%, subject to limitation, unless Unitil acquires AWC-MA from Eversource, in which case Unitil would pay such monthly payment following any such acquisition.

Neither Unitil nor any of its controlled affiliates has any material relationship with AWA or its affiliates, other than with respect to the (i) Operating and Transition Services Agreement and (ii) the Purchase Agreement. Neither Unitil nor any of its controlled affiliates has any material relationship with Eversource or its affiliates, other than with respect to the Operating and Transition Services Agreement.

The foregoing summary of the Operating and Transition Services Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Operating and Transition Services Agreement, which is attached as Exhibit 10.2 to this Form 8-K.

The Operating and Transition Services Agreement has been included to provide investors with information regarding its terms. The Operating and Transition Services Agreement is not intended to provide any factual information about AWA, Unitil, AWC-NH, Abenaki or AWC-MA. The representations, warranties and covenants contained in the Operating and Transition Services Agreement were made only for purposes of the Operating and Transition Services Agreement and as of specific dates, were solely for the benefit of the parties to the Operating and Transition Services Agreement, and are subject to limitations agreed upon by the parties to the Operating and Transition Services Agreement, including information in a confidential schedule delivered by the parties to the Operating and Transition Services Agreement in connection with the execution of the Operating and Transition Services Agreement. The schedule contains information that modifies or qualifies the Operating and Transition Services Agreement. Moreover, the representations and warranties contained in the Operating and Transition Services Agreement generally were made for the purpose of allocating contractual risk among the parties to the Operating and Transition Services Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Operating and Transition Services Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Operating and Transition Services Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of AWA, Unitil, AWC-NH, Abenaki or AWC-MA or any of their respective subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Operating and Transition Services Agreement may change after the date of the Operating and Transition Services Agreement, which subsequent information may or may not be fully reflected in Unitil’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 under the heading “Amended and Restated Credit Agreement” is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

A press release announcing the completion of Unitil’s acquisition of AWC-NH and Abenaki is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

On June 30, 2026, Unitil and Seller completed Unitil’s acquisition of all of the outstanding shares of capital stock of AWC-NH and Abenaki from Seller pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement, as consideration for the shares of capital stock of AWC-NH and Abenaki, Unitil paid Seller $42.1 million in cash for the stock, plus approximately $0.6 million for estimated working capital and reimbursable capital expenditures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit	Reference (1)

2.1	Amendment No. 4 to Purchase and Sale Agreement, dated as of June 30, 2026, by and among Unitil Corporation, Aquarion Water Authority and South Central Connecticut Regional Water Authority.	Filed herewith

4.1 (2)	Amended and Restated Credit Agreement dated June 30, 2026 among Unitil Corporation, The Bank of Nova Scotia, as agent, and The Bank of Nova Scotia, as lender	Filed herewith

10.1 (2)	Amended and Restated Credit Agreement dated June 30, 2026 among Unitil Corporation, The Bank of Nova Scotia, as agent, and The Bank of Nova Scotia, as lender	Included as Exhibit 4.1

10.2 (2)	Operating and Transition Services Agreement dated June 30, 2026 among Aquarion Water Authority, Unitil Corporation and Eversource Energy	Filed herewith

99.1	Press Release dated June 30, 2026 regarding completion of purchase of Aquarion Water Company of New Hampshire, Inc. and Abenaki Water Co., Inc.	Furnished herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

_________________

(1)

The exhibits referred to in this column by specific designations and dates have heretofore been filed with or furnished to the Securities and Exchange Commission under such designations and are hereby incorporated by reference.

(2)

In accordance with Item 601(a)(5) of Regulation S-K, this exhibit omits certain of its schedules and exhibits. This exhibit’s table of contents, or the cover page of its omitted schedules and exhibits, includes a brief description of the subject matter of all of its omitted schedules and exhibits. The Registrant acknowledges that it must provide a copy of any omitted schedules or exhibits to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

Date:	July 7, 2026	By:	/s/ Daniel J. Hurstak
Daniel J. Hurstak Senior Vice President, Chief Financial Officer, and Treasurer